Exhibit 99.2

Esports Technologies, Inc. and Aspire Global plc. - B2C Business (Karamba Limited) Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

The following unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed consolidated combined statements of operations for the year ended September 30, 2021 are based on the audited consolidated financial statements of Esports Technologies, Inc. (“Esports,” “we,” “us,” “our” and the “Company”) and the audited carve-out combined financial statements of the Aspire Global plc.- B2C Business acquired by Karamba Limited (“Karamba”) as adjusted to give effect to the November 30, 2021 acquisition of Karamba by Esports (the “Acquisition”). The Acquisition has been accounted for using the acquisition method of accounting and assuming a purchase price of $74,816,000 funded by cash and issuance of the Note and the Company’s common shares.

Under the acquisition method of accounting, the total purchase price presented in the accompanying unaudited pro forma condensed consolidated combined financial statements was allocated to the assets acquired based on their preliminary estimated fair values assuming the transaction occurred on October 1, 2021. The excess of the purchase price over the total of preliminary estimated fair values assigned to tangible and identifiable intangible assets acquired is recognized as goodwill.

The unaudited pro forma condensed consolidated combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed consolidated combined financial statements, including the notes thereto, should be read in conjunction with Esports’ historical consolidated financial statements for the year ended September 30, 2021, included in our Annual Report on Form 10-K for the year ended September 30, 2021 and with carve-out combined financial statements of the Aspire Global plc. - B2C Business acquired by Karamba, as of and for the years ended September 30, 2021 and 2020, included in our Current Report on Form 8-K/A.

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Esports Technologies, Inc. and Aspire Global plc. - B2C Business (Karamba Limited)

Unaudited Pro Forma Combined Balance Sheet

As of September 30, 2021

	Esports	Aspire Global plc. - B2C Business (Karamba	Aspire Global plc. - B2C Business (Karamba			Pro
	Technologies, Inc.	Limited) (Euros)	Limited) (USD)	Adjustments	Notes	Forma
Assets
Current assets:
Cash	$9,064,859	€–	$–	$2,165,739	(a)	$11,230,598
Accounts receivable, net	21,636	–	–	–		21,636
Unbilled income - Aspire Global plc	–	2,562,000	2,967,308	(2,967,308)	(e)	–
Receivable from Aspire Global plc	–	526,000	609,213	(609,213)	(e)	–
Prepaid expenses	664,250	–	–	–		664,250
Right of use asset, operating lease, current portion	170,512	–	–	–		170,512
Other current assets	26,387	3,339,000	3,867,230	(3,867,230)	(e)	26,387

Total current assets	9,947,644	6,427,000	7,443,751	(5,278,012)		12,113,383

Long term assets:
Software and equipment, net	85,334	–	–	–		85,334
Right of use asset, operating lease	172,915	–	–	–		172,915
Intangible assets - cryptocurrency	904	–	–	–		904
Intangible assets - license agreement, net	1,616,088	–	–	–		1,616,088
Intangible assets - domain names	2,239,606	–	–	–		2,239,606
Intangible assets - trademarks and tradenames	–	–	–	22,249,022	(b)	22,249,022
Intangible assets - developed technology	–	–	–	81,074	(b)	81,074
Intangible assets - customer relationships	–	–	–	16,527,514	(b)	16,527,514
Goodwill	–	–	–	35,958,390	(c)	35,958,390

Total assets	$14,062,491	€6,427,000	$7,443,751	$69,537,988		$91,044,230

Liabilities and stockholder's equity
Current liabilities:
Accounts payable and accrued liabilities	$1,721,103	€2,542,000	$2,944,144	$(2,944,144)	(e)	$1,721,103
Accounts payable, related party	–	–	–	–		–
Current lease liabilities	170,511	–	–	–		170,511
Liabilities to users	58,789	–	–	–		58,789
Income taxes payable	–	3,846,000	4,454,437	(4,454,437)	(e)	–
Other liabilities	–	39,000	45,170	(45,170)	(e)	–
Total current liabilities	1,950,403	6,427,000	7,443,751	(7,443,751)		1,950,403

Convertible notes payable, net of discount	1,396,133	–	–	–		1,396,133
Other long term liabilities, net of discount	463,925	–	–	38,374,837	(f)	38,838,762

Total liabilities	3,810,461	6,427,000	7,443,751	30,931,086		42,185,298

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Preferred Stock $0.001 per value, 10,000,000 shares authorized, 0 issued and outstanding	–	–	–	38	(g)	38
Common stock $0.001 par value, 100,000,000 shares authorized, 13,315,414 and 7,340,421 shares issued and outstanding, respectively	13,315	–	–	187	(g)	13,502
Additional paid-in capital	26,834,354	–	–	41,221,775	(g)	68,056,129
Accumulated other comprehensive income	53,911	–	–	–		53,911
Accumulated deficit	(16,649,550)	–	–	(2,615,098)	(d)	(19,264,648)
Total stockholders’ equity	10,252,030	–	–	38,606,902		48,858,932

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$14,062,491	€6,427,000	$7,443,751	$69,537,988		$91,044,230

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Esports Technologies, Inc. and Aspire Global plc. - B2C Business (Karamba Limited)

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Twelve Months Ended September 30, 2021

	Esports	Aspire Global plc. - B2C Business (Karamba	Aspire Global plc. - B2C Business (Karamba			Pro
	Technologies, Inc.	Limited) (Euros)	Limited) (USD)	Adjustments	Notes	Forma

Revenues	$164,807	€65,604,000	$76,448,341	$–		$76,613,148
Cost of revenue	(37,744)	–	–	–		(37,744)

Gross Profit	127,063	65,604,000	76,448,341	–		76,575,404

Operating expenses:
Distribution expenses	–	20,524,000	23,916,617			23,916,617
Gaming duties	–	10,480,000	12,212,344			12,212,344
Sales and marketing expenses	3,221,218	25,267,000	29,443,635	–		32,664,853
Product and technology expenses	3,103,611	–	–	–		3,103,611
Acquisition costs	147,616	–	–	2,615,098	(a)	2,762,714
General and administrative expenses	7,103,943	2,467,000	2,874,795	5,624,515	(h)	15,603,253
Total operating expenses	13,576,388	58,738,000	68,447,391	8,239,613		90,263,392

Loss from operations	(13,449,325)	6,866,000	8,000,950	(8,239,613)		(13,687,988)

Interest expense, net	(1,704,395)	–	–	(5,624,400)	(i)	(7,328,795)
Other finance expense	–	(49,000)	(57,100)	–		(57,100)
Foreign currency gain (loss)	(46,304)	–	–	–		(46,304)
Total other expense	(1,750,699)	(49,000)	(57,100)	(5,624,400)		(7,432,199)

Loss before provision for income taxes	(15,200,024)	6,817,000	7,943,850	(13,864,013)		(21,120,187)
Provision for income taxes	–	(341,000)	(397,367)	–		(397,367)

Net Income (loss)	(15,200,024)	6,476,000	7,546,483	(13,864,013)		(21,517,554)

Other comprehensive income (loss):
Foreign currency translation	53,911	–	–	–		53,911
Total other comprehensive income	53,911	–	–	–		53,911

Comprehensive loss	$(15,146,113)	€6,476,000	$7,546,483	$(13,864,013)		$(21,463,643)

Net loss per common share – basic and diluted	$(1.33)	–	–	(74.20)		$(1.85)

Weighted average common shares outstanding – basic and diluted	11,397,739	–	–	186,838	(j)	11,584,577

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Note 1 – Basis of Presentation

On October 1, 2021, the Company, and Esports Product Technologies Malta Ltd. (“Esports Malta”) entered into a Share Purchase Agreement (the “Acquisition Agreement”) with Aspire Global plc, (“Aspire”), Aspire Global International Limited, AG Communications Limited, Aspire Global 7 Limited (collectively the “Aspire Related Companies”), and Karamba Limited (“Karamba”) whereby Esports Malta will acquire all of the issued and outstanding shares of Karamba. The total acquisition price, payable at the closing of the acquisition of the Karamba shares, will be €65,000,000 payable as follows: (i) a cash amount of €50,000,000; (ii) €10,000,000, payable in accordance with the terms of an unsecured subordinated promissory note (the “Note”); and (iii) shares of Company common stock, which are valued at €5,000,000 (based on the weighted-average per-share price of the ten days prior to the execution date of the Acquisition Agreement (the “Exchange Shares”).

Pursuant to the Acquisition Agreement, among other things, the following transactions and deliverables occurred at the Closing: (i) Aspire and the Aspire Related Companies transferred to Karamba all the business to consumer (“B2C”) assets, certain liabilities, and operations as set forth in the Acquisition Agreement (the “Assets”); (ii) Aspire (and the Aspire Related Companies) assigned or transferred to Karamba all key and material contracts for services that are necessary for the operation of the Assets; (iii) Esports Malta acquired all of the shares in Karamba; (iv) Esports Malta entered into an agreement with Aspire whereby Aspire will provide continuation of services related to certain employees which are believed to be essential to the integration and operation of the Assets (the “Transitional Services Agreement”) for a transition period subsequent to the Closing and up to 90 days thereafter; (v) Karamba (as then fully owned by Esports Malta) entered into four-year business to business white label operator services agreements collectively covering regulated and unregulated markets, based upon a migration plan in accordance with applicable laws (collectively the “Operator Services Agreement” and the “Migration Plan”, respectively).

The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2021, and the unaudited pro forma condensed consolidated combined statements of operations for the year ended September 30, 2021, are based on the historical financial statements of Esports after giving effect to our acquisition of Karamba (the “Acquisition”) using the acquisition method of accounting. In conjunction with the Acquisition, we may incur future restructuring expenses and transaction costs that are not included in the pro forma condensed consolidated combined financial statements.

The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2021, is presented as if the Acquisition occurred on September 30, 2021. The unaudited pro forma condensed consolidated combined statements of operations for the year ended September 30, 2021, are presented as if the Acquisition occurred on October 1, 2020.

The unaudited pro forma condensed consolidated combined financial information is based on estimates and assumptions which have been made solely for purposes of developing such pro forma information.

Note 2 – Preliminary purchase price allocation

On October 1, 2021, Esports acquired Karamba for total consideration of approximately $74,816,000, consisting of $57,950,000 cash, a seller Note of $11,244,000, and 186,838 shares of common stock valued at $5,622,000. The following table represents the allocation of the preliminary purchase consideration for the assets acquired based on their preliminary estimated fair values:

Trademarks and tradenames	$22,249,022
Developed technology	81,074
Customer relationships	16,527,514
Goodwill	35,958,390
Total assets acquired/purchase price	$74,816,000

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Note 3 – Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited condensed consolidated combined financial information:

Adjustments to the unaudited pro forma condensed consolidated combined balance sheet

(a)	Reflects the following adjustments to cash:

USD
Cash payment to sellers	$(57,950,000)
Subscription agreement proceeds (g)	37,700,000
Credit agreement proceeds (f)	30,000,000
Payments for debt issuance costs	(2,869,163)
Equity issuance costs	(2,100,000)
Transaction expenses	(2,615,098)
$2,165,739

(b)	The developed technology and customer relationship intangible assets have been estimated using a cost approach and the trademarks and tradenames intangible asset has been estimated using the relief from royalty method. The fair values and preliminary estimated useful lives of the identifiable intangible assets acquired are as follows:

	Estimated	Fair
Intangible Assets	Useful Life	Value
Trademarks and tradenames	Indefinite	$22,249,022
Developed technology	1 years	81,074
Customer relationships	3 years	16,527,514
		$38,857,610

(c)	Reflects $35,958,390 of goodwill which represents the excess of the purchase price over the preliminary estimated fair value of the assets acquired as shown in Note 2.
(d)	Reflects $2,615,098 in transaction expenses consisting primarily of legal and other professional fees not already reflected in Esports’s historical financials. These acquisition related costs are expensed as incurred and reduce retained earnings.
(e)	Pursuant to the Acquisition Agreement, Aspire and the Aspire Related Companies were to transfer to Karamba all the business to consumer (“B2C”) assets, certain liabilities, and operations as set forth in the Acquisition Agreement and Aspire (and its related entities) will assign or transfer to Karamba all key and material contracts for services that are necessary for the operation of the Assets. As a result of this arrangement, no tangible assets or liabilities acquired by Esports.
(f)	Represents credit agreement liability of $30,000,000 and seller promissory note of $11,244,000, less debt issuance costs of $2,869,163
(g)	Represents issuance of 186,838 common stock to sellers valued at $5,622,000 and the issuance of 37,700 Series A Convertible Preferred Stock to investors for $37,700,000.

Adjustments to the unaudited pro forma condensed consolidated combined statements of operations

(h)	Reflects the estimated additional amortization expense related to the valuation of acquired intangible assets discussed in Note 2 of $5,624,515 for the year ended September 30, 2021.
(i)	Reflects the estimated interest expense related to the $11,244,000 seller note and $30,000,000 credit agreement
(j)	Addition to basic and diluted weighted average number of shares outstanding to reflect the 186,838 common shares issued as part of the Acquisition consideration.

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